UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 1, 2012

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 1, 2012, Thomas L. Gregory, a member of The Cheesecake Factory Incorporated (the “Company”) Board of Directors (the “Board”) since 1992, notified the Board of his intention to retire from the Board and the Audit Committee of the Board, effective immediately.  Mr. Gregory’s departure is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 1, 2012, the Board’s Corporate Governance and Nominating Committee recommended, and the Board subsequently approved, the appointment of Douglas L. Schmick to fill the vacancy on the Board created by Mr. Gregory’s retirement.  In addition to his appointment to the Board, Mr. Schmick was appointed to serve on the Audit Committee.  His term will expire at the 2013 annual meeting of stockholders.

On August 7, 2012, the Company issued a press release announcing Mr. Gregory’s retirement and the appointment of Mr. Schmick to the Board.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1	Press release dated August 7, 2012 entitled “The Cheesecake Factory Announces Changes to its Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2012	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated August 7, 2012 entitled “The Cheesecake Factory Announces Changes to its Board of Directors”